Exhibit 99.1
Pentair, Inc.
5500 Wayzata Blvd., Suite 800
MInneapolis, MN 55416
763 545 1730 Tel
763 656 5400 Fax
News Release
Pentair Reports Third Quarter Net Income Per Share from
Continuing Operations of $0.38; Adjusted EPS of $0.42

•	Reports third quarter sales of $663 million, down 23 percent year-over-year.
•	Delivers $103 million of free cash flow; Year to date free cash flow at $202 million
•	Operating margins in Water Group increase year over year; Technical Products adjusted operating margins over 14 percent
•	Introduces fourth quarter adjusted EPS guidance of $0.40 to $0.44 and updates full year adjusted EPS guidance of $1.40 to $1.44.
All financial information and period-to-period references are on a continuing operations basis unless otherwise noted. Reconciliations to discontinued operations as well as GAAP and Non-GAAP reconciliations are in the attached financial tables.
MINNEAPOLIS, Minn. — October 20, 2009 — Pentair, Inc. (NYSE: PNR) today announced third quarter 2009 net earnings per diluted share from continuing operations (EPS) of $0.38. This represents a decrease of 12 percent as compared to the $0.43 of EPS in the third quarter last year. Current period results included a negative $0.04 per share impact from restructuring charges. Adjusting for these items, third quarter 2009 EPS was $0.42, compared to adjusted third quarter 2008 EPS of $0.56, a decrease of 25 percent.
Total company sales decreased 23 percent to $663 million, compared with $856 million in the third quarter of 2008. The company delivered third quarter operating income of $67 million. On an adjusted basis, the company delivered operating income of $74 million versus $101 million in the year-ago quarter. The company’s adjusted operating income in the current quarter excluded the impact of additional severance charges associated with the third quarter elimination of 275 positions not included in prior restructuring. Overall, adjusted operating margins for the third quarter contracted 60 basis points to 11.2 percent. The positive impact from productivity and price did not offset the significant negative impact related to lower volumes.
Total company free cash flow was positive $103 million for the quarter. Year-to-date the company has generated $202 million of free cash flow, which is $95 million more than was generated in the first three quarters of 2008. The company said it remains on track to achieve free cash flow greater than $225 million for 2009.
(more)

“We continue to benefit from our cost actions and remain committed to our full year outlook. Additionally, with our strong free cash flow generation and the investments we have maintained in product innovation and sales and marketing we believe the company remains in an excellent position to benefit as markets recover,” said Randall J. Hogan, Pentair chairman and chief executive officer.
third Quarter Business Highlights
The Water Group delivered $462 million in sales, a 17 percent decline year-over-year. Sales were down 16 percent excluding foreign exchange.
•	Flow Technologies sales were down 14 percent versus the year-ago quarter, as growth in the company’s global municipal market did not offset declines in commercial, industrial and residential markets.

•	Filtration sales were down 21 percent as sales to global residential, commercial and industrial markets continue to reflect inventory destocking and overall market softness.

•	Global Pool sales were down 16 percent as the prolonged decline in North American residential pool markets persists.
The Water Group’s third quarter reported operating income totaled $53 million, up 7 percent as compared to $50 million in the same period last year. In the quarter, the Water Group had $3 million in pre-tax restructuring charges associated with severance from recently announced additional headcount reductions. Excluding these items, third quarter 2009 adjusted operating income was $56 million, down 12 percent versus third quarter 2008 adjusted operating income of $63 million. Adjusted operating margins of 12.1 percent were up 80 basis points as benefits from productivity more than offset the negative impact from volume declines, inflation, and pay-as-you-go restructuring costs.
Technical Products delivered third quarter 2009 sales of $201 million, a decrease of 32 percent versus the year-earlier period. Sales were down 31 percent excluding the impact of foreign exchange.
•	Global Electrical sales were down 29 percent as industrial customers continue to reduce capital projects and distributors aggressively reduced inventory levels.

•	Global Electronic sales were down 34 percent as each of our major vertical markets contracted.
Technical Products’ third quarter reported operating income totaled $24 million, down 49 percent compared to $48 million in the same quarter last year. Adjusting for a restructuring charge, operating income was $29 million. Adjusted operating margins were 14.4 percent, down 180 basis points versus the third quarter 2008. In the quarter, the benefits from productivity did not offset the negative impact from volume declines and foreign exchange.
“Overall, our third quarter results were solid given the recessionary environment. The results of our productivity actions were reflected in our Water business adjusted margins which expanded 80 basis points year over year despite a 17 percent sales decline,” said Randall J. Hogan, Pentair chairman and chief executive officer. “Additionally, our Technical Products business produced adjusted margins of over 14 percent despite sales declines of 32 percent, which were worse than anticipated and reflected declines in most major end markets.”
(more)

Outlook
The company introduces its fourth quarter reported 2009 EPS guidance range of $0.37 to $0.41 which would be up when compared to fourth quarter 2008 reported EPS of $0.22. Adjusting for non-recurring items in both years (see attached reconciliation table) fourth quarter adjusted EPS is expected to be $0.40 to $0.44 or essentially flat with the year ago quarter. Fourth quarter sales are expected to be down approximately 14 percent.
The company updates its full year reported 2009 EPS guidance to $1.25 to $1.29, which would be down approximately 50 percent when compared to reported full year 2008 EPS. Adjusting for non-recurring items in both years (see attached reconciliation table) full year adjusted 2009 EPS is expected to be $1.40 to $1.44 or down approximately 35 percent year over year. The company continues to anticipate future non-recurring gains from certain tax items but the timing is uncertain so these items are not included in the current full year reported EPS guidance.
“As anticipated, the benefits of our cost actions are rapidly improving our operating margins and earnings,” said Hogan. “Our fourth quarter EPS guidance demonstrates the results of our structural cost savings as we expect earnings to be flat year over year with higher operating margins despite anticipated sales declines.”
“We continue to position the company for market recovery, which we are seeing in some select markets and regions, and expect our operating margins and earnings growth will demonstrate that much of what we’ve accomplished in 2009 is sustainable,” Hogan added.
Earnings Conference Call
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance and fourth quarter and full year 2009 guidance on a two-way conference call with investors and a live audio webcast at 9 a.m. Eastern today. Reconciliation of non-GAAP financial measures are set forth in the attachments to this third quarter 2009 earnings release and in the third quarter 2009 earning release conference call presentation, both of which can be found at Pentair’s web site (www.pentair.com). Related financial charts and certain other information to be discussed on the conference call will be available on the company’s website shortly before the conference call. The web cast and presentation will be archived at the same site following the conclusion of the conference call.
Caution concerning forward-looking statements
Any statements made about the company’s anticipated financial results are forward-looking statements subject to risks and uncertainties such as the breadth and severity of the global economic downturn; the strength of housing and related markets; the ability to implement our restructuring and other cost reduction plans successfully and the risk that expected benefits may not be fully realized or may take longer to realize than expected; foreign currency effects; retail, commercial and industrial demand; product introductions; and pricing and other competitive pressures, as well as other risk factors set forth in our SEC filings. Forward-looking statements included herein are made as of the date hereof, and the company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances. Actual results could differ materially from anticipated results.
(more)

About Pentair, Inc.
Pentair (www.pentair.com) is a diversified operating company headquartered in Minnesota. Its Water Group is a global leader in providing innovative products and systems used worldwide in the movement, treatment, storage and enjoyment of water. Pentair’s Technical Products Group is a leader in the global enclosures and thermal management markets, designing and manufacturing thermal management products and standard, modified, and custom enclosures that house and protect sensitive electronics and electrical components. With 2008 revenues of $3.35 billion, Pentair employs approximately 13,100 people worldwide.
Pentair Contacts:
Todd Gleason
Vice President, Strategic Planning & Investor Relations
Tel.: (763) 656-5570
E-mail: todd.gleason@pentair.com

Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Nine months ended
	September 26	September 27	September 26	September 27
In thousands, except per-share data	2009	2008	2009	2008

Net sales	$662,665	$855,815	$1,990,217	$2,584,339
Cost of goods sold	455,698	599,862	1,417,539	1,799,282

Gross profit	206,967	255,953	572,678	785,057
% of net sales	31.2%	29.9%	28.8%	30.4%
Selling, general and administrative	125,578	154,118	361,957	437,831
% of net sales	18.9%	18.0%	18.2%	16.9%
Research and development	14,707	16,221	43,265	47,303
% of net sales	2.2%	1.9%	2.2%	1.8%
Legal settlement	—	—	—	20,435

Operating income	66,682	85,614	167,456	279,488
% of net sales	10.1%	10.0%	8.4%	10.8%

Other (income) expense:

Gain on sale of interest in subsidiaries	—	—	—	(109,648)
Equity losses of unconsolidated subsidiary	135	669	691	2,433
Loss on early extinguishment of debt	—	4,611	4,804	4,611
Net interest expense	9,711	13,740	31,328	45,691
% of net sales	1.5%	1.6%	1.6%	1.8%

Income from continuing operations before income taxes and noncontrolling interest	56,836	66,594	130,633	336,401
Provision for income taxes	18,159	21,592	41,808	99,099

Income from continuing operations	38,677	45,002	88,825	237,302

Loss from discontinued operations, net of tax	—	(1,514)	—	(3,652)

Loss on disposal of discontinued operations, net of tax	(85)	(268)	(153)	(7,405)

Net income before noncontrolling interest	38,592	43,220	88,672	226,245
Noncontrolling interest	1,644	2,100	2,531	2,100

Net income attributable to Pentair, Inc.	$36,948	$41,120	$86,141	$224,145

Net income from continuing operations attributable to Pentair, Inc.	$37,033	$42,902	$86,294	$235,202

Earnings (loss) per common share attributable to Pentair, Inc.
Basic
Continuing operations	$0.38	$0.44	$0.89	$2.40
Discontinued operations	—	(0.02)	—	(0.11)

Basic earnings per common share	$0.38	$0.42	$0.89	$2.29

Diluted
Continuing operations	$0.38	$0.43	$0.88	$2.37
Discontinued operations	—	(0.02)	—	(0.11)

Diluted earnings per common share	$0.38	$0.41	$0.88	$2.26

Weighted average common shares outstanding
Basic	97,496	97,827	97,495	98,049
Diluted	98,641	99,319	98,329	99,372

Cash dividends declared per common share	$0.18	$0.17	$0.54	$0.51

Pentair, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 26	December 31	September 27
In thousands	2009	2008	2008

Assets
Current assets
Cash and cash equivalents	$50,214	$39,344	$93,544
Accounts and notes receivable, net	423,125	461,081	511,779
Inventories	366,416	417,287	417,525
Deferred tax assets	52,997	51,354	50,061
Prepaid expenses and other current assets	48,446	63,113	53,383
Current assets of discontinued operations	—	—	18,443

Total current assets	941,198	1,032,179	1,144,735

Property, plant and equipment, net	339,412	343,881	359,543

Other assets
Goodwill	2,127,082	2,101,851	2,128,430
Intangibles, net	506,837	515,508	534,898
Other	67,723	59,794	69,873
Non-current assets of discontinued operations	—	—	13,646

Total other assets	2,701,642	2,677,153	2,746,847

Total assets	$3,982,252	$4,053,213	$4,251,125

Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	$16	$—	$—
Current maturities of long-term debt	98	624	3,913
Accounts payable	199,002	217,898	224,646
Employee compensation and benefits	78,225	90,210	106,939
Current pension and post-retirement benefits	8,890	8,890	8,557
Accrued product claims and warranties	33,179	41,559	42,618
Income taxes	24,302	5,451	9,454
Accrued rebates and sales incentives	27,989	28,897	35,748
Other current liabilities	95,367	104,975	100,890
Current liabilities of discontinued operations	—	—	252

Total current liabilities	467,068	498,504	533,017

Other liabilities
Long-term debt	814,857	953,468	1,035,150
Pension and other retirement compensation	264,472	270,139	164,776
Post-retirement medical and other benefits	32,019	34,723	34,218
Long-term income taxes payable	27,792	28,139	25,356
Deferred tax liabilities	153,984	146,559	183,780
Other non-current liabilities	102,924	101,612	96,941
Non-current liabilities of discontinued operations	—	—	1,665

Total liabilities	1,863,116	2,033,144	2,074,903

Shareholders’ equity	2,119,136	2,020,069	2,176,222

Total liabilities and shareholders’ equity	$3,982,252	$4,053,213	$4,251,125

Days sales in accounts receivable (13 month moving average)	62	57	56
Days inventory on hand (13 month moving average)	92	79	76
Days in accounts payable (13 month moving average)	65	59	58

Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
	September 26	September 27
In thousands	2009	2008

Operating activities
Net income before noncontrolling interest	$88,672	$226,245
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Loss from discontinued operations	—	3,652
Loss on disposal of discontinued operations	153	7,405
Equity losses of unconsolidated subsidiary	691	2,433
Depreciation	44,186	44,929
Amortization	22,054	20,220
Deferred income taxes	170	25,905
Stock compensation	13,092	15,948
Excess tax benefits from stock-based compensation	(754)	(1,617)
(Gain) loss on sale of assets	(177)	87
Gain on sale of interest in subsidiaries	—	(109,648)
Changes in assets and liabilities, net of effects of business acquisitions and dispositions
Accounts and notes receivable	46,718	(55,449)
Inventories	56,459	(27,109)
Prepaid expenses and other current assets	16,061	(15,785)
Accounts payable	(18,659)	2,230
Employee compensation and benefits	(17,883)	(7,303)
Accrued product claims and warranties	(8,565)	(6,572)
Income taxes	19,166	(6,224)
Other current liabilities	(9,699)	9,040
Pension and post-retirement benefits	(12,251)	592
Other assets and liabilities	747	13,143

Net cash provided by (used for) continuing operations	240,181	142,122
Net cash provided by (used for) operating activities of discontinued operations	(1,531)	(5,243)

Net cash provided by (used for) operating activities	238,650	136,879

Investing activities
Capital expenditures	(39,306)	(39,769)
Proceeds from sale of property and equipment	817	4,304
Acquisitions, net of cash acquired or received	—	(1,609)
Divestitures	1,506	29,526
Other	(3,272)	(7)

Net cash provided by (used for) investing activities	(40,255)	(7,555)

Financing activities
Net short-term borrowings (repayments)	(16)	(14,180)
Proceeds from long-term debt	490,000	479,405
Repayment of long-term debt	(628,776)	(486,492)
Debt issuance costs	(50)	(114)
Excess tax benefits from stock-based compensation	754	1,617
Proceeds from exercise of stock options	1,729	5,140
Repurchases of common stock	—	(37,342)
Dividends paid	(53,162)	(50,541)

Net cash provided by (used for) financing activities	(189,521)	(102,507)

Effect of exchange rate changes on cash and cash equivalents	1,996	(4,068)

Change in cash and cash equivalents	10,870	22,749
Cash and cash equivalents, beginning of period	39,344	70,795

Cash and cash equivalents, end of period	$50,214	$93,544

Free cash flow

Net cash provided by (used for) continuing operations	$240,181	$142,122
Capital expenditures	(39,306)	(39,769)
Proceeds from sale of property and equipment	817	4,304

Free cash flow	$201,692	$106,657

Pentair, Inc. and Subsidiaries
Supplemental Financial Information by Reportable Business Segment (Unaudited)

	First Qtr	Second Qtr	Third Qtr	Nine Months
In thousands	2009	2009	2009	2009

Net sales to external customers
Water	$423,932	$486,990	$461,570	$1,372,492
Technical Products	209,908	206,722	201,095	617,725

Consolidated	$633,840	$693,712	$662,665	$1,990,217

Intersegment sales
Water	$289	$198	$284	$771
Technical Products	233	600	544	1,377
Other	(522)	(798)	(828)	(2,148)

Consolidated	$—	$—	$—	$—

Operating income (loss)
Water	$26,976	$49,781	$53,085	$129,842
Technical Products	20,462	23,578	24,356	68,396
Other	(10,224)	(9,799)	(10,759)	(30,782)

Consolidated	$37,214	$63,560	$66,682	$167,456

Operating income as a percent of net sales
Water	6.4%	10.2%	11.5%	9.5%
Technical Products	9.7%	11.4%	12.1%	11.1%
Consolidated	5.9%	9.2%	10.1%	8.4%

	First Qtr	Second Qtr	Third Qtr	Nine Months
In thousands	2008	2008	2008	2008

Net sales to external customers
Water	$544,686	$594,118	$557,976	$1,696,780
Technical Products	285,460	304,260	297,839	887,559

Consolidated	$830,146	$898,378	$855,815	$2,584,339

Intersegment sales
Water	$372	$139	$305	$816
Technical Products	1,138	1,034	765	2,937
Other	(1,510)	(1,173)	(1,070)	(3,753)

Consolidated	$—	$—	$—	$—

Operating income (loss)
Water	$65,035	$59,475	$49,684	$174,194
Technical Products	45,337	49,732	47,585	142,654
Other	(13,045)	(12,660)	(11,655)	(37,360)

Consolidated	$97,327	$96,547	$85,614	$279,488

Operating income as a percent of net sales
Water	11.9%	10.0%	8.9%	10.3%
Technical Products	15.9%	16.3%	16.0%	16.1%
Consolidated	11.7%	10.8%	10.0%	10.8%

Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2009 to the “Adjusted” non-GAAP excluding the effect of 2009 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands, except per-share data	2009	2009	2009	2009	2009

Net sales	$633,840	$693,712	$662,665	$655,000-$670,000	approx $2,650M

Operating income — as reported	37,214	63,560	66,682	67,500-72,500	approx 237,500
% of net sales	5.9%	9.2%	10.1%	approx 10.6%	approx 9.0%
Adjustments:
Restructuring and asset impairment	2,824	2,944	7,295	approx 4,500	approx 17,500

Operating income — as adjusted	40,038	66,504	73,977	72,000-77,000	approx 255,000
% of net sales	6.3%	9.6%	11.2%	approx 11.3%	approx 9.6%

Net income from continuing operations attributable to Pentair, Inc. — as reported	17,255	32,006	37,033	36,500-40,500	approx 125,000
Adjustments — tax affected
Restructuring and asset impairment	1,864	1,943	4,815	approx 3,000	approx 11,500
Bond tender	—	3,171	—	—	3,171

Net income from continuing operations attributable to Pentair, Inc. — as adjusted	19,119	37,120	41,848	39,500 - 43,500	approx 140,000

Continuing earnings per common share attributable to Pentair, Inc. — diluted
Diluted earnings per common share — as reported	$0.18	$0.33	$0.38	$0.37 - $0.41	$1.25 - $1.29
Adjustments	0.02	0.05	0.04	approx 0.03	approx 0.15

Diluted earnings per common share — as adjusted	$0.20	$0.38	$0.42	$0.40 - $0.44	$1.40 - $1.44

Weighted average common shares outstanding — Diluted	97,966	98,422	98,641	98,900	98,500
Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2008 to the “Adjusted” non-GAAP excluding the effect of 2008 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands, except per-share data	2008	2008	2008	2008	2008

Net sales	$830,146	$898,378	$855,815	$767,637	$3,351,976

Operating income — as reported	97,327	96,547	85,614	45,197	324,685
% of net sales	11.7%	10.7%	10.0%	5.9%	9.7%
Adjustments:
Restructuring and asset impairment	—	2,586	15,207	28,377	46,170
Horizon settlement	—	20,435	—	—	20,435

Operating income — as adjusted	97,327	119,568	100,821	73,574	391,290
% of net sales	11.7%	13.3%	11.8%	9.6%	11.7%

Net income from continuing operations attributable to Pentair, Inc. — as reported	52,463	139,837	42,902	21,161	256,363
Adjustments — tax affected
Restructuring and asset impairment	—	1,707	10,037	18,729	30,473
Horizon settlement	—	13,487	—	—	13,487
Gain on PRF transaction	—	(85,832)	—	—	(85,832)
Bond tender	—	—	3,043	—	3,043

Net income from continuing operations attributable to Pentair, Inc. — as adjusted	52,463	69,199	55,982	39,890	217,534

Continuing earnings per common share attributable to Pentair, Inc. — diluted
Diluted earnings per common share — as reported	$0.53	$1.41	$0.43	$0.22	$2.59
Adjustments	—	(0.71)	0.13	0.19	(0.39)

Diluted earnings per common share — as adjusted	$0.53	$0.70	$0.56	$0.41	$2.20

Weighted average common shares outstanding — Diluted	99,558	99,509	99,319	98,299	99,068

Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2009 to the “Adjusted” non-GAAP excluding the effect of 2009 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands	2009	2009	2009	2009	2009

Water
Net sales	$423,932	$486,990	$461,570	$445,000-$455,000	approx $1,825M

Operating income — as reported	26,976	49,781	53,085	52,000-57,000	182,000-187,000
% of net sales	6.4%	10.2%	11.5%	11.4% - 12.8%	approx 10.1%
Adjustments — restructuring and asset impairment	1,464	1,460	2,639	approx 1,500	approx 7,000

Operating income — as adjusted	28,440	51,241	55,724	53,500-58,500	189,000-194,000
% of net sales	6.7%	10.5%	12.1%	11.8% - 13.1%	approx 10.5%

Technical Products
Net sales	$209,908	$206,722	$201,095	$210,000-$215,000	approx $830M

Operating income — as reported	20,462	23,578	24,356	27,000-32,000	95,500-100,500
% of net sales	9.7%	11.4%	12.1%	12.6% - 15.2%	approx 11.8%
Adjustments — restructuring and asset impairment	792	1,139	4,557	approx 3,000	approx 9,500

Operating income — as adjusted	21,254	24,717	28,913	30,000-35,000	105,000-110,000
% of net sales	10.1%	12.0%	14.4%	14.0% - 16.7%	approx 13.0%
Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2008 to the “Adjusted” non-GAAP excluding the effect of 2008 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands	2008	2008	2008	2008	2008

Water
Net sales	$544,686	$594,118	$557,976	$509,362	$2,206,142

Operating income — as reported	65,035	59,475	49,684	32,163	206,357
% of net sales	11.9%	10.0%	8.9%	6.3%	9.4%
Adjustments
Restructuring and asset impairment	—	2,157	13,438	19,628	35,223
Horizon settlement	—	20,435	—	—	20,435

Operating income — as adjusted	65,035	82,067	63,122	51,791	262,015
% of net sales	11.9%	13.8%	11.3%	10.2%	11.9%

Technical Products
Net sales	$285,460	$304,260	$297,839	$258,275	$1,145,834

Operating income — as reported	45,337	49,732	47,585	26,661	169,315
% of net sales	15.9%	16.3%	16.0%	10.3%	14.8%
Adjustments — restructuring and asset impairment	—	429	633	7,209	8,271

Operating income — as adjusted	45,337	50,161	48,218	33,870	177,586
% of net sales	15.9%	16.4%	16.2%	13.1%	15.5%